UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________________

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2004

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	1-8944	34-1464672

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216-694-5700)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 13d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

     On December 23, 2004, certain subsidiaries of Cleveland-Cliffs Inc (the “Company”), specifically The Cleveland-Cliffs Iron Company, Cliffs Mining Company, Northshore Mining Company and Cliffs Sales Company, entered into a First Amendment to Pellet Sale and Purchase Agreement with International Steel Group Inc., ISG Cleveland Inc. and ISG Indiana Harbor Inc. (the “Amendment”). The Amendment is effective as of December 16, 2004.

     The Amendment is an amendment to the Pellet Sale and Purchase Agreement dated as of April 10, 2002 (the “Pellet Agreement”). The Amendment modifies the pricing under the Pellet Agreement for deliveries to ISG Cleveland Inc. and ISG Indiana Harbor Inc., modifies the calculation of price adjustments, and adjusts the calculation of the Special Payment (as defined in the Amendment). The remaining terms of the Pellet Agreement remain unchanged.

     In addition to supplying ISG Cleveland Inc. and ISG Indiana Harbor Inc., certain subsidiaries of the Company, specifically The Cleveland-Cliffs Iron Company, Cliffs Mining Company, Northshore Mining Company and Cliffs Sales Company, are party to an Amended and Restated Pellet Sales and Purchase Agreement with International Steel Group Inc. and ISG Weirton Inc.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10(a)	* First Amendment to Pellet Sale and Purchase Agreement, dated and effective as of December 16, 2004, by and among The Cleveland-Cliffs Iron Company, Cliffs Mining Company, Northshore Mining Company, Cliffs Sales Company, International Steel Group Inc., ISG Cleveland Inc. and ISG Indiana Harbor Inc.

*	Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC
By:	George W. Hawk, Jr.

Name:	George W. Hawk, Jr.
Title:	Assistant Secretary

Date: December 29, 2004

EXHIBIT INDEX

Exhibit Number	Description
10(a)	* First Amendment to Pellet Sale and Purchase Agreement, dated and effective as of December 16, 2004, by and among The Cleveland-Cliffs Iron Company, Cliffs Mining Company, Northshore Mining Company, Cliffs Sales Company, International Steel Group Inc., ISG Cleveland Inc. and ISG Indiana Harbor Inc.

*	Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.